Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our re- port dated April 2, 2018, on the financial statements of Precision Therapeutics Inc., which appears in the Annual Report on Form 10-K of Precision Therapeutics Inc. for the year ended December 31, 2017, and to the reference to our firm under the heading "Experts" in the Prospectus.

Olsen Thielen & Co., Ltd.

Roseville, Minnesota

February 13, 2019